Veritex Holdings, Inc. 3rd Quarter, 2021 Investor Meetings Exhibit 99.1

2 Franchise Overview • Headquartered in Dallas, Texas • Commenced banking operations in 2010; completed IPO in 2014 • Focused on relationship-driven commercial and private banking across a variety of industries, predominantly in Texas Overview Footprint Company Highlights Balance Sheet Asset Quality 1 Please refer to “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 2 Total Loans Held for Investment excludes mortgage warehouse (“MW”) and Paycheck Protection Program (“PPP”) loans. 3 Net charge-offs for the quarter ended June 30, 2021. Second Quarter 2021 Consolidated Capital Ratios Market Cap as of August 24, 2021 $1.74 B Total Branches 31 Price/TBV as of August 24, 2021 1.96x Dividend Yield as of August 24, 2021 2.27% ROAA 1.27% PTPP ROAA1 1.66% ROAE 9.42% Operating ROATCE1 15.42% Efficiency Ratio 52.42% Total Assets ($mm) $9,350 Total Loans Held for Investment2 ($mm) $6,272 Total Deposits ($mm) $6,979 NCO / Average Loans3 0.09% NPAs / Total Assets 0.85% ACL / Total Loans Held for Investment2 1.59% Common Equity / Assets 13.61% TCE / TA1 9.51% CET1 Ratio 9.03% Leverage Ratio 9.38% Tier 1 Capital Ratio 9.36% Total Capital Ratio 12.86%

3 Investment Thesis • Experienced management team – 35+ years average banking experience • Strong presence in rapidly expanding DFW and Houston – Texas is experiencing continued strong population inflow and projected population growth is nearly double the U.S. average – Significant growth opportunities within our footprint from demographic growth and M&A disruption • Scarcity value – 3rd largest bank solely focused on major Texas MSAs • Excellent core earnings profile has supported reserves – 1.66% PTPP ROAA1 for 2Q21 and 1.59% ACL / Total Loans HFI • Steady balance sheet growth2 – Total loans, excluding MW and PPP, increased $545.2 million, or 9.5% year over year – Total deposits grew $853.4 million, or 14.0% year over year • Improving revenue diversification with Thrive Mortgage investment – 49% investment completed on July 16, 2021 – Thrive reported 2Q21 YTD income of $11.6 million with an 86% year over year increase in volume • Track record of successfully integrating acquisitions – Completed 7 whole bank acquisitions since 2010 – Acquired $4.4 billion in loans and $4.7 billion in loans 1 Please refer to “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 2 Financial data as of June 30, 2021.

Scarcity Value in Texas Metro Markets

Includes all U.S. banks headquartered in Texas; sorted by Total Assets

Indicates banks with less than 75% of deposits in major Texas MSAs

	Company Name	Ticker	Total Assets ($mm)	Texas Metro Deposits[1] / Company Total Deposits (%)
1	Comerica Incorporated	CMA	88,355	15.0%
2	Cullen/Frost Bankers, Inc.	CFR	46,698	82.4
3	Prosperity Bancshares, Inc.	PB	36,100	44.2%
4	Texas Capital Bancshares, Inc.	TCBI	35,229	100.0
5	Independent Bank Group, Inc.	IBTX	18,448	69.4
6	Hilltop Holdings Inc.	HTH	17,665	71.9
7	International Bancshares Corporation	IBOC	15,311	19.2
8	First Financial Bankshares, Inc.	FFIN	12,329	28.9
9	**Veritex Holdings, Inc.**	**VBTX**	**9,350**	**94.9**
10	Amarillo National Bancorp, Inc.	-	7,528	0.9
11	Beal Financial Corporation	-	7,221	24.4
12	Southside Bancshares, Inc.	SBSI	7,182	24.2
13	Allegiance Bancshares, Inc.	ABTX	6,509	94.2
14	Happy Bancshares, Inc.	-	6,262	8.8
15	Triumph Bancorp, Inc.	TBK	6,016	41.2
16	Industry Bancshares, Inc.	-	5,427	29.0
17	Broadway Bancshares, Inc.	-	5,120	93.8
18	The ANB Corporation	-	4,947	96.3
19	CBTX, Inc.	-	4,067	58.8
20	Inwood Bancshares, Inc.	-	3,891	100.0

Source: S&P Global and FDIC Summary of Deposits. Deposit data as of 6/30/2020. Asset data as of 6/30/2021.
[1] Texas metro markets includes Austin MSA, Dallas-Fort Worth MSA, Houston MSA, and San Antonio MSA.

4

Well Positioned in Attractive Texas Markets

- Despite the COVID-19 pandemic, Texas remains one of the more attractive states in the U.S. from a demographic and commercial opportunity perspective:
  - Population growth expected to more than double U.S. average
  - If Texas were a sovereign nation, it would rank the **9th** largest economy ***in the world*** based on GDP, ahead of Australia, Mexico, Spain, Russia and many others
  - Pro-business environment with ***no*** personal or corporate income taxes and is the leading destination for companies relocating from other states
  - Behind Texas' strong economy are ***49 Fortune 500*** companies headquartered in Texas, more than 1,600 foreign companies and 2.7 million small businesses
  - Texas is the ***#1*** exporting state in the nation for the 19th consecutive year, exporting $279 billion in goods in 2020
  - ***14.0 million*** in the Texan workforce, representing the second largest civilian workforce in the U.S.

Source: Texas Office of the Governor (Economic Development and Tourism)

	MSA Deposits ($ in billion) (Top 25 Rank[1])	2021-2026 Est. Pop. Growth (Top 25 Rank[1])	2021-2026 Est. HHI Growth (Top 25 Rank[1])
Houston, TX	$368 (#8)	7.6% (#2)	3.8% (#25)
DFW	$670 (#3)	7.5% (#3)	11.9% (#9)
Texas	$1,428	6.8%	6.6%
United States	**$13,768**	**2.9%**	**9.0%**

Source: FDIC, S&P Global Market Intelligence, [1]Represents Houston and DFW rank amongst the Top 25 largest U.S. MSAs by population

Examples of Corporate Relocations during '20-'21 to TEXAS

Charles Schwab
Tesla
Hewlett Packard Enterprise
CBRE
AECOM Tech. Corp.

5

6 Well Positioned in Attractive Texas Markets DFW Houston Trade, Transportati on & Utilities 20% Professional Services 16% Govt. 13% Edu. & Health Svcs. 13% Leisure & Hospitality 10% Construction 10% Manufacturing 8% Other 10% Houston Employment• 5th most populous MSA in the U.S. (7.1 million residents) • 3rd most headquartered location for Fortune 500 companies (24 companies) • Largest export market in the U.S., with a diverse economy • Since May 2020, recouped 59.1% of pandemic job losses (16th in the nation) • 4th most populous MSA in the U.S. (7.6 million residents), adding more than 1 million people in an eight-year period • 4th most headquartered location for Fortune 500 companies (22 companies) • 1st MSA in the U.S. for talent attraction • Since May 2020, recouped 87.5% of pandemic job losses (2nd in the nation) Veritex Regional Distribution as of June 30, 2021 DFW 66% Houston 34% Branches DFW 55% Houston 44% Other 1% Loans DFW 71% Houston 28% Other 1% Deposits Total Branches: 31 Total Loans1: $6,272 Total Deposits: $6,979 Source: Texas Workforce Commission, Greater Houston Partnership 1 Excludes mortgage warehouse and PPP loans Trade, Transportati on & Utilities 20% Professional Services 16% Govt. 11% Edu. & Health Svcs. 12% Leisure & Hospitality 10% Financing 8% Manufacturing 7% Other 16% DFW Employment

Impressive Organic and Acquisitive Growth

Organic Growth

- Highly productive origination teams actively generating loans and deposits and serving as the primary point of contact for our customers
  - Private and business bankers focus on emerging and small business customers
  - Commercial and specialty bankers focus on C&I, real estate, mortgage warehouse and SBA loans
- Continue to drive increasing productivity of existing bankers through balanced scorecard incorporating loan & deposit growth, spread and credit
  - "Inspect what you expect"
  - Weighted toward deposit generation
- Strong organic growth has been a major focus of management since inception

Strategic Acquisitions

- Strategic M&A has been an important growth driver
- Disciplined acquisition strategy to supplement organic growth
- Since 2010:
  - Completed 7 whole-bank transactions
  - Acquired $4.4 billion in loans
  - Acquired $4.7 billion in deposits



Total Loans
983
$1,065
1,156
2,556
$3,202
2,730
5,848
6,272
2016
2017
2018
2019
2020
2Q21
Acquired in Period
Total Loans, excluding mortgage warehouse and PPP



Total Deposits
($ in millions)
1,120
$1,199
1,080
2,622
$3,473
2,825
6,513
6,979
2016
2017
2018
2019
2020
2Q21
Total Deposits
Acquired in Period

7

8 Proven Track Record as a Strategic Acquirer Overview Acquisition History • Selective use of strategic acquisitions to augment growth and efficient scale • Focused on well-managed banks in our target markets with: – Favorable market share – Low-cost deposit funding – Compelling fee income generating business – Growth potential – Other unique attractive characteristics • Key metrics used when evaluating acquisitions: – EPS accretion – TBVPS earn-back – IRR • Reputation as an experienced acquirer • We expect to maintain discipline in pricing and pursue transactions expected to produce attractive risk adjusted returns • We strive to build, maintain and support Veritex culture during integrations Date Target Loans Branches Jan. 2019 Green $3,254.9 21 Dec. 2017 Liberty $312.6 5 Aug. 2017 Sovereign $752.5 9 July 2015 Independent Bank $88.5 2 Oct. 2011 Bank of Las Colinas $40.4 1 Mar. 2011 Fidelity $108.1 3 Sept. 2010 Professional $91.7 3

9 Stock Performance History Our peer group includes Allegiance Bancshares, Inc., Bancfirst Corporation, Cadence Bancorp LLC, CBTX, Inc., CVB Financial Corp., Eagle Bancorp, Inc., First Financial Bankshares, Inc., Origin Bancorp, Inc., Hilltop Holdings, Inc., Independent Bank Group, Inc.., Servisfirst Bancshares, Inc., Simmons First National Corporation, Southside Bancshares, Inc. Pacific Premier Bancorp, Inc and Independent Bank Corporation. Comparison of Cumulative Total Return 1

Efficiency Ratio < 52% 13 Banks U.S Community Banks with Asset Size of $5 - $10 Billion 64 Banks ROATCE > 10% 43 Banks PTPP ROAA > 1.5% 41 Banks Gross Loan HFI Growth > 5% 2 6 Banks U.S. Community Banks ROATCE PTPP ROAA Efficiency Ratio Gross Loan HFI Growth (1) Projected Population Growth Top Performer $9.4B 15.2% 1.66% 51.6% 20.7% 7.5% VBTX Key Criteria High-Performing Bank Screen VBTX Metrics as of June 30, 2021 Source: S&P Global Market Intelligence. Note: Market data as of 6/30/21. 1 Balance sheet items as of June 30, 2021; Financial metrics are operating based 2 Annualized and excludes MW and PPP loans. 3 Projected 2021-2026 Averages 4 Average of projected ‘22 P/E from investment firms 2.0x TBV 12.0x ’22 P/E4 MSA Population Growth > 5% 3 1 Bank 10 High-Performing Community Bank Franchise

11 Analyst Remain Bullish Post 2Q21 Earnings Firm Rating Price Target 2021 Estimate 2022 Estimate Stephens Inc. Overweight $43.00 $2.53 $2.74 Raymond James & Associates Strong Buy $42.00 $2.60 $2.75 Keefe Bruyette & Woods Outperform $42.00 $2.51 $2.75 D.A. Davidson & Co. Buy $40.00 $2.63 $2.81 Piper Sandler Overweight $39.00 $2.60 $2.80 Consensus $41.20 $2.57 $2.77

12 Analyst Remain Bullish Post 2Q21 Earnings VBTX : Loan Growth Inflects Higher; Increasing Price Target Matt Olney, CFA; Stephens Inc. “Over the last a few quarters, the bank has detailed new producer investments, and it's clear that 2Q21 results demonstrate such investments are now paying off. The Bank’s 2Q21 core loan growth (ex PPP, MW) of +21% LQA will likely represent the highest levels among Southwest peers in 2Q21.” VBTX : Raising Estimates; Reiterating Strong Buy Michael Rose, CFA; Raymond James & Associates “The star of this quarter's results was notably stronger than forecast ex. PPP/mortgage warehouse loan growth of $309 million (+20.7% ann.). With strength in loan pipelines, continued momentum across most lending categories, and the prospect of bringing on additional lenders/ teams, we have upwardly revised our loan growth projections.” VBTX : 2Q21 Brings Robust Loan Growth, Revenue Beat, Dividend Hike and Higher EPS/T Brady Gailey, CFA; Keefe Bruyette & Woods “We believe Veritex is a valuable, growth-focused commercial bank with exposure to attractive Texas markets. Veritex has a strong record of both solid organic and acquisitive growth with an asset-sensitive balance sheet and clean credit quality. Additionally, given Veritex's size and geographic focus, it could also be an attractive target longer term for a larger bank looking for more scale in Texas. In the near-term, we actually believe VBTX is a bank buyer and likely to cross $10 billion in assets.” VBTX : Loan Growth Hits The Mark; Raising Estimates Gary Tenner, CFA; D.A. Davidson & Co. “VBTX has benefited from Texas' reopening via strong loan growth metrics, driving positive estimate revisions along with the recent Thrive Mortgage investment. We continue to view VBTX as an attractive investment opportunity given a consistent recruiting effort that should drive an above peer growth profile, improving core profitability metrics, and optionality as it relates to the long-term status of the company.” VBTX : VBTX Remains One of Our Favorite Small Caps Brad Milsaps, CFA; Piper Sandler “VBTX remains one of our favorite small cap bank stocks as we continue to believe that VBTX will report better loan and earnings growth given a number of new lending hires and strength in the Texas economy.”

13 Attractive Valuation Price / 2022 Estimated EPS1 Median = 13.3X 10.9 11.4 11.9 12.4 12.6 13.1 13.3 13.3 14.1 14.4 15.3 18.9 20.8 33.5 - 5.0 10.0 15.0 20.0 25.0 30.0 35.0 40.0 SPFI STXB CADE GNTY ABTX VBTX PB HTH SBSI IBTX TCBI CBTX CFR FFIN 1 Mean consensus EPS estimates as compiled by FactSet. Source: SNL Financial. Peers comprised of major exchange traded U.S. banks in VBTX custom peer group. Trading multiples based on closing prices as of August 27, 2021.

Strong Earnings Solid Loan and Deposit Growth Capital Build • Net income of $29.5 million, or $0.59 diluted EPS, for 2Q21 compared to $31.8 million, or $0.64 diluted EPS, for 1Q21 • Operating earnings1 of $30.0 million, or $0.60 diluted operating EPS1, for 2Q21 compared to $32.2 million, or $0.64 diluted operating EPS, for 1Q21 • Return on average equity of $9.42% in 2Q21 and 9.96% YTD • Operating ROATCE1 of 15.42% in 2Q21 and 16.38% YTD • Total loans held for investment (“LHI”), excluding mortgage warehouse (“MW”) and Paycheck Protection Program (“PPP”) loans, increased $308.6 million, or 20.7% linked quarter annualized (“LQA”) • Total LHI, excluding MW and PPP, grew $424.2 million from December 31, 2020, or 14.5% annualized, and $545.2 million, or 9.5%, year over year (“YOY”) • Total deposits grew $74.3 million, or 4.3% LQA, and $853.4 million, or 14.0%, YOY • Total noninterest-bearing deposits grew $216.3 million over 1Q21, representing 34.2% of total deposits as of June 30, 2021 • Average cost of total deposits decreased to 0.23% for 2Q21 from 0.31% for 1Q21 • Book value per common share increased to $25.72 from $24.96 at March 31, 2021 • Tangible book value per common share1 increased to $17.16 from $16.34 at March 31, 2021 • Declared quarterly dividend of $0.20 in 2Q21, a 17.6% increase over 1Q21 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 14 Second Quarter Overview

Key Financial Metrics 48.12% 62.52% 49.62% 45.74% 48.11% 49.49% 49.62% 51.63% 2Q20 3Q20 4Q20 1Q21 2Q21 Reported Operating Efficiency Ratio 1.06% 1.04% 1.44% 1.27% 1.46% 2.11% 1.82% 1.75% 1.82% 1.66% 2Q20 3Q20 4Q20 1Q21 2Q21 Reported Operating ROAA PTPP Operating 0.98% 1.11% 1.35% 1.29% $14.71 $15.19 $15.70 $16.34 $17.16 2Q20 3Q20 4Q20 1Q21 2Q21 NPAs / Total Assets Return on Average Tangible Common Equity1 $0.48 $0.46 $0.59 $0.60 $0.64 2Q20 3Q20 4Q20 1Q21 2Q21 Diluted EPS Diluted Operating EPS $0.46 14.49% 13.27% 12.84% 17.17% 15.18% 2Q20 3Q20 4Q20 1Q21 2Q21 ROATCE Operating ROATCE Diluted EPS Tangible Book Value per Common Share1 15 ($ in millions) $53.3 $96.4 $87.6 $85.0 $79.9 0.62% 1.11% 0.99% 0.92% 0.86% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 2Q20 3Q20 4Q20 1Q21 2Q21 NPAs NPAs/Total Assets 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 1 11 1 1 12.90% 17.39% ROAA 1 $0.60 $0.43 16.44% 15.42% 46.02% 52.42%

3.90% weighted average rate of new and renewed Q2 loan production, excluding MW and PPP Loan Growth 16 $1.2 Billion ($ in billions) 1 Excludes MW and PPP and represents portfolios with growth for the respective periods. 2 Year to date annualized (“YTDA”) $0.0 $0.5 $1.0 $1.5 Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun CRE ADC Construction LOC Current Unfunded (Non Revolving) 2021 Unfunded 2020 Unfunded $1.71 Billion +165% YOY 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 Total Loans, exc. MW and PPP +5.9% +8.1% -8.7% +4.4% +4.0% +7.9% +20.7% Quarterly Loan Growth (annualized and excludes MW and PPP) 40% 41% 42% 43% 44% 45% 46% 47% Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Revolving C&I Utilization 2020 2021 Down 1,127 bps YOY from peak $62,372 $46,356 $593,284 $556,204 $84,104 $164,812 $54,854 $357,470 $423,090 LQA Growth1 YTDA Growth1,2 ($ in thousands) +20.7% +14.5% $6.3 B $5.6 B

2nd Quarter Loan Production 17 $688.3 $321.7 $180.6 $94.7 $70.2 Construction C&I CRE 1-4 Resi Other $1.36 Billion in Q2 Production by Portfolio ($ in millions, excludes PPP) $50 $63 $115 $445 25 10 7 12 7 0 5 10 15 20 25 30 < $5 $5 - $10 $10 - $25 $25 - $50 > $50 $25 $125 $225 $325 $425 $525 $625 Commitments per Lender Range # of Lenders 2Q21 Lenders Production by Total Commitment Range $682 $489,506 $718,082 $436,866 $574,889 $655,616 $1,152,644 $923,347 $1,355,582 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 Total Loans, exc. MW and PPP Quarterly Commitment Production ($ in thousands) Construction Loans > $10 Million (76% of Total Q2 Construction Production) • Weighted average LTV - 54% • Weighted average LTC - 64% • Weighted average DSCR - 1.6x • 50% in Industrial Production / 40% in Multifamily Production • 73% of production to existing customers • Return on talent investment within new builder portfolio ($ in millions) Data as of June 30, 2021

Net Interest Income 18 $65.9 $66.8 $65.6 $67.1 3.31% 3.32% 3.29% 3.22% 3.11% 3.13% 3.10% 3.15% 3.12% 3.03% 2Q20 3Q20 4Q20 1Q21 2Q21 Net Interest Income ("NII") NIM Adjusted NIM (Excludes All Purchase Accounting) $65.8 $7,900 $8,066 $8,257 $8,659 2Q20 3Q20 4Q20 1Q21 2Q21 Average Earning Assets $8,001 Average Earning Assets Net Interest Income Rollforward ($ in thousands) ($ in millions) ($ in millions) 1Q21 Net Interest Income $65,635 Loan Volume 2,871 Deposit Rates 1,159 2021 Interest Rate Hedges 1,030 Day Count 729 Loan Rates < 2,104 > PCD Loan Interest Reversals < 1,332 > Purchase Accounting Accretion < 413 > 2019 Interest Rate Hedges Expired < 325 > Other < 119 > 2Q21 Net Interest Income $67,131 Floating Rate Loan Repricing Floor Reprice Grouping ($ in thousands) Total Balance % of Total Balance Cumulative % of Total Balance No Floor $ 2,565.5 53% 53% Floor reached 654.2 14% 67% 0-25 bps to Reprice 169.3 3% 70% 26-50 bps to Reprice 185.5 4% 74% 51-75 bps to Reprice 364.8 8% 82% 76-100 bps to Reprice 556.6 12% 94% 101-125 bps to Reprice 123.3 3% 97% 126-150 bps to Reprice 74.4 1% 98% 151+ bps to Reprice 107.3 2% 100% Totals $ 4,800.9 100% Asset Sensitivity as of June 30, 2021 -2.2% 5.0% 11.2% 17.4% 23.7% -3.0% 2.0% 7.0% 12.0% 17.0% 22.0% 27.0% -100 Shock +100 Shock +200 Shock +300 Shock +400 Shock Static Shock Impact on NII 1

Operating Noninterest Income

Change in Operating Noninterest Income Quarter-over-Quarter

($ in thousands)



Other: +$806 38%
Loan fees: +$482 36%
Deposit svc. chgs: +$218 6%
Gain on sales of MLHFS: ($122) -24%
Govt. guar. loan income, net: ($3,100) -47%

Quarter-over-Quarter Commentary

- Other noninterest income increased 38%, primarily driven by a $663 thousand increase in insurance income received during 2Q21 associated with the Company's bank owned life insurance policy
- Loan fees increased 36%, primarily driven by a $418 thousand increase in syndication fees compared to 1Q21. Over the last year, the Company has invested in a Syndication Group with direct results reflected in 2Q21 noninterest income
- Government guaranteed loan income, net, decreased 47%, primarily as a result of a $5.6 million decrease fee income earned on PPP loans offset by a $2.0 million increase on gain on sale of SBA loans

Total Operating Noninterest Income, **exc. PPP income[1]**

($ in thousands)



$7,900
$7,835
$10,831
+ 37.1%
2Q20
1Q21
2Q21

2Q21 Operating Noninterest Income Breakdown



Other 24%
Service charges and fees on deposits 31%
Gain on sale of MLHFS 2%
Loan fees 15%
Govt. guar. loan income, net 28%

1 Excludes PPP income of $1.6 million, $6.3 million and $10.5 million as of June 30, 2021, March 31, 2021 and June 30, 2020, respectively. PPP income includes upfront fees and changes in fair value recognized as the Company elected to report PPP loans at fair value using the fair value option.

19

Operating Noninterest Expense 20 Change in Operating Noninterest Expense Quarter-over-Quarter Quarter-over-Quarter Commentary • Marketing increased 103% from 1Q21, primarily resulting from an approximate increase of $842 thousand in annual sponsorship fees • Other noninterest expense increased 23% as a result of a $203 thousand write down of certain other real estate owned properties and approximately $194 thousand of loan related legal expenses -10% -1% 0% 2% 3% 9% 23% 103% ($355) ($108) ($20) $0 +$137 +$217 +$690 +$932 Professional and regulatory fees Salaries and employee benefits Amortization of intangibles Telephone and communications Occupancy and equipment Data processing and software Other Marketing $38,500 $39,597 $41,090 2Q20 1Q21 2Q21 Total Operating Noninterest Expense + 6.7% Continued investment in talent driving YOY expense growth ($ in thousands) ($ in thousands)

0.84% 0.67% 0.55% 0.45% 0.35% 0.59% 0.46% 0.38% 0.31% 0.23% 2Q20 3Q20 4Q20 1Q21 2Q21 Average cost of interest-bearing deposits Average cost of total deposits Cost of Interest-bearing Deposits and Total Deposits  Total deposit balances increased $74.3 million, or 4.3% LQA, and increased $1.1 billion, or 14% YOY  Total deposit cost down 8 bps compared to 1Q21 due to pricing diligence and product mix  Excluding MW and PPP loans, the loan to deposit ratio was 89.9% at June 30, 2021  2Q21 weighted average of interest-bearing deposit rate of 24 bps on production Certificates & Time Maturity Table $2,714 $3,190 $3,113 $1,908 $2,172 $2,388 $1,504 $1,543 $1,478 2 Q 2 0 1 Q 2 1 2 Q 2 1 Interest Bearing Non-Int Bearing Certificates & Time Deposits Deposits Composition 44.6% 34.2% 21.2% $6,126 $6,979$6,905 Deposit Growth LQA YOY Demand & Savings -9.6% +14.7% Non-Int Bearing +39.8% +25.2% Certificates and Time Deposits -16.9% -1.7% 21 ($ in millions) Balance ($000) W A Rate Q3 2021 373,686 0.62% Q4 2021 260,082 0.67% Q1 2022 265,169 0.59% Q2 2022 163,701 0.38% Q3 2022 123,332 0.34% Q4 2022 86,211 0.39% Q1 2023 100,902 0.40% Q2 2023 65,896 0.44% Q3 2023+ 38,881 1.65% Total 1,477,860 0.56%

Capital Build 22 10.70% 10.68% 11.57% 10.68% 9.38% 9.36% 12.86% 9.03% Leverage Ratio Tier 1 Ratio Total Capital Ratio CET1 Bank VBTX 1 Estimated capital measures inclusive of CECL capital transition provisions as of June 30, 2021 and March 31, 2021. 2 Total assets includes PPP loans that we did not utilize the Paycheck Protection Program Liquidity Facility to fund. 3 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. Ratios as of June 30, 2021 $0.60 $0.16 $0.14 $0.05 $0.05 $16.34 $(0.17) $(0.01) TBVPS Rollforward $17.16 VBTX Amounts ($ in thousands) June 30, 2021 March 31, 2021 $ Change Basel III Standardized1 CET1 capital 804,619$ 779,057$ 25,562$ CET1 capital ratio 9.03% 9.27% Leverage capital 833,956$ 808,338$ 25,618$ Leverage capital ratio 9.38% 9.50% Tier 1 capital 833,956$ 808,338$ 25,618$ Tier 1 capital ratio 9.36% 9.61% Total capital 1,146,015$ 1,124,859$ 21,156$ Total capital ratio 12.86% 13.38% Risk weighted assets 8,913,134$ 8,401,800$ 511,334$ Total assets2 9,349,525$ 9,237,510$ 112,015$ Tangible common equity / Tangible assets3 9.51% 9.17%

Thrive Mortgage Investment 2021 Financial Information ($ in thousands) 2Q21 1Q21 Loans HFS 154,622 167,354 Total Assets 223,635 227,985 Members Equity 47,112 42,670 Pre-Tax Income 5,233 6,349 2Q20 3Q20 4Q20 1Q21 2Q21 Purchase Refinance unaudited unaudited 1Q21 2Q21 YTD 2020 YTD 2021 $786.2 $715.5 Quarterly and YTD Volume ($ in millions) 4.92% 5.59% 4.98% 4.79% 3.62% 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 6.0% 6.5% 7.0% 2Q20 3Q20 4Q20 1Q21 2Q21 Origination/Seconday Income GOS % Income and GOS % $33.6 $38.8 $34.0 $23.4 ($ in millions) + 86% YOY $28.6 Purchased v. Refinance 52% 36% 48% 49% 64% 48% 52% 51% 25% 75% 49% Investment Completed July 16, 2021 + 40% LQA $1,501.7 $808.5 $786.2 ($ in millions) 23

1 Past due loans exclude purchased credit deteriorated loans that are accounted for on a pooled basis and non-accrual loans. 2 Total loans excludes Loans Held for Sale, MW and PPP loans. 2Q20 3Q20 4Q20 1Q21 2Q21 0.00% 0.10% 0.20% 0.30% 0.40% 30-59 Past Due 60-89 Past Due 90+ Past Due Past Due1 Trends % of Total Loans2 Asset Quality and ACL 24 ($ in millions) 2Q20 3Q20 4Q20 1Q21 2Q21 Acquired $1,740 $2,421 $16,462 $130 $4,124 Originated $50 $45 $45 $18 $1,269 Net Charge-offs ($ in thousands) Totals $24,120 $11,738 $18,691 $115.4 $121.6 $105.1 $104.9 $99.5 2.01% 2.10% 1.80% 1.76% 1.59% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 2Q20 3Q20 4Q20 1Q21 2Q21 ACL ACL/Total Loans ACL / Total Loans2 ($ in millions) $22,637 $10,017 Quarterly Criticized Loans $448.6 $497.6 $449.0 $418.1 $388.5 2Q20 3Q20 4Q20 1Q21 2Q21 $100 $200 $300 $400 $500 Criticized Loans ($ in millions, excludes PCD loans) -21.9% +10.9%

Veritex Holdings, Inc. Supplemental Information

26 Reconciliation of Non-GAAP Financial Measures 6/30/2021 3/31/2021 12/31/2020 9/30/2020 6/30/2020 Tangible Common Equity Total stockholders' equity $ 1,272,907 $ 1,233,808 $ 1,203,376 $ 1,185,337 $ 1,163,749 Adjustments: Goodwill (370,840) (370,840) (370,840) (370,840) (370,840) Core deposit intangibles (52,873) (55,311) (57,758) (60,209) (62,661) Tangible common equity $ 849,194 $ 807,657 $ 774,778 $ 754,288 $ 730,248 Common shares outstanding 49,498 49,433 49,340 49,650 49,633 Book value per common share $ 25.72 $ 24.96 $ 24.39 $ 23.87 $ 23.45 Tangible book value per common share $ 17.16 $ 16.34 $ 15.70 $ 15.19 $ 14.71 6/30/2021 3/31/2021 12/31/2020 9/30/2020 6/30/2020 Tangible Common Equity Total stockholders' equity $ 1,272,907 $ 1,233,808 $ 1,203,376 $ 1,185,337 $ 1,163,749 Adjustments: Goodwill (370,840) (370,840) (370,840) (370,840) (370,840) Core deposit intangibles (52,873) (55,311) (57,758) (60,209) (62,661) Tangible common equity $ 849,194 $ 807,657 $ 774,778 $ 754,288 $ 730,248 Tangible Assets Total assets $ 9,349,525 $ 9,237,510 $ 8,820,871 $ 8,702,375 $ 8,587,858 Adjustments: Goodwill (370,840) (370,840) (370,840) (370,840) (370,840) Core deposit intangibles (52,873) (55,311) (57,758) (60,209) (62,661) Tangible Assets $ 8,925,812 $ 8,811,359 $ 8,392,273 $ 8,271,326 $ 8,154,357 Tangible Common Equity to Tangible Assets 9.51% 9.17% 9.23% 9.12% 8.96% As of (Dollars in thousands, except per share data) (Dollars in thousands) As of

27 Reconciliation of Non-GAAP Financial Measures 6/30/2021 3/31/2021 12/31/2020 9/30/2020 6/30/2020 6/30/2021 6/30/2020 Net income available for common stockholders adjusted for amortization of core deposit intangibles Net income $ 29,456 $ 31,787 $ 22,801 $ 22,920 $ 24,028 $ 61,243 $ 28,162 Adjustments: Plus: Amortization of core deposit intangibles 2,438 2,447 2,451 2,451 2,451 4,885 4,902 Less: Tax benefit at the statutory rate 512 514 515 515 515 1,026 1,030 Net income available for common stockholders adjusted for amortization of core deposit intangibles $ 31,382 $ 33,720 $ 24,737 $ 24,856 $ 25,964 $ 65,102 $ 32,034 Average Tangible Common Equity Total average stockholders' equity $ 1,254,371 $ 1,224,294 $ 1,196,274 $ 1,177,882 $ 1,155,798 $ 1,239,415 $ 1,142,626 Adjustments: Average goodwill (370,840) (370,840) (370,840) (370,840) (370,840) (370,840) (370,840) Average core deposit intangibles (54,471) (56,913) (59,010) (61,666) (64,151) (55,685) (65,296) Average tangible common equity 829,060 796,541 766,424 745,376 720,807 812,890 706,490 Return on Average Tangible Common Equity (Annualized) 15.18% 17.17% 12.84% 13.27% 14.49% 16.15% 9.12% For the Quarter Ended For the Year Ended (Dollars in thousands)

Reconciliation of Non-GAAP Financial Measures

	For the Quarter Ended					For the Year Ended	
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
	(Dollars in thousands)						
Operating Earnings							
Net income	$ 29,456	$ 31,787	$ 22,801	$ 22,920	$ 24,028	$ 61,243	$ 28,162
Plus: Severance payments[1]	627	-	-	-	-	627	-
Plus: Loss (gain) on sale of securities available for sale, net	-	-	256	8	(2,879)	-	(2,879)
Plus: Debt extinguishment costs[2]	-	-	9,746	-	1,561	-	1,561
Operating pre-tax income	30,083	31,787	32,803	22,928	22,710	61,870	26,844
Less: Tax impact of adjustments	131	-	2,100	-	(277)	131	(277)
Plus: Discrete tax adjustments[3]	-	426	(973)	-	(1,799)	426	(1,799)
Operating earnings	$ 29,952	$ 32,213	$ 29,730	$ 22,928	$ 21,188	$ 62,165	$ 25,322
Weighted average diluted shares outstanding	50,331	49,998	49,837	49,775	49,727	50,187	50,383
Diluted EPS	$ 0.59	$ 0.64	$ 0.46	$ 0.46	$ 0.48	$ 1.22	$ 0.56
Diluted operating EPS	$ 0.60	$ 0.64	$ 0.60	$ 0.46	$ 0.43	$ 1.24	$ 0.50

1 Severance payments relate to branch restructurings made during the three months ended June 30, 2021.

2 Debt extinguishment costs relate to prepayment penalties paid in connection with the early payoff of FHLB structured advances.

3 A nonrecurring tax adjustment of $426 thousand recorded in the first quarter of 2021 was due to a true-up of a deferred tax liability. A nonrecurring tax adjustment of $973 thousand recorded in the fourth quarter of 2020 was primarily due the reversal of acquired deferred tax liabilities resulting in a tax benefit of $1.2 million offset by tax expense of $281 thousand for the setup of an uncertain tax position liability relating to state tax exposure for tax years prior to the year ending December 31, 2020. A nonrecurring tax adjustment of $1,799 was recorded in the second quarter of 2020 as a result of the Company amending a prior year Green Bancorp, Inc. tax return to carry back a net operating loss ("NOL") incurred by Green Bancorp, Inc. on January 1, 2019. The Company was allowed to carry back this NOL as result of a provision in the CARES Act, which permits NOLs generated in tax years 2018, 2019 or 2020 to be carried back five years.

28

Reconciliation of Non-GAAP Financial Measures

	For the Quarter Ended					For the Year Ended	
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
	(Dollars in thousands)						
Pre-Tax, Pre-Provision Operating Earnings							
Net Income	$ 29,456	$ 31,787	$ 22,801	$ 22,920	$ 24,028	$ 61,243	$ 28,162
Plus: Provision for income taxes	7,837	8,993	4,702	6,198	3,987	16,830	3,303
Pus: Provision for credit losses and unfunded commitments	577	(570)	902	10,139	18,971	7	54,628
Plus: Severance payments	627	-	-	-	-	627	-
Plus: Loss (gain) on sale of securities, net	-	-	256	8	(2,879)	-	(2,879)
Plus: Debt extinguishment costs	-	-	9,746	-	1,561	-	1,561
Net pre-tax, pre-provision operating earnings	$ 38,497	$ 40,210	$ 38,407	$ 39,265	$ 45,668	$ 78,707	$ 84,775
Total average assets	$ 9,321,279	$ 8,941,271	$ 8,750,141	$ 8,585,926	$ 8,689,774	$ 9,132,347	$ 8,380,947
Pre-tax, pre-provision operating return on average assets[1]	1.66%	1.82%	1.75%	1.82%	2.11%	1.74%	2.03%
Average Total Assets	$ 9,321,279	$ 8,941,271	$ 8,750,141	$ 8,585,926	$ 8,689,744	$ 9,132,347	$ 8,380,947
Return on average assets[1]	1.27%	1.44%	1.04%	1.06%	1.11%	1.35%	0.68%
Operating return on average assets[1]	1.29%	1.46%	1.35%	1.06%	0.98%	1.37%	0.61%
Operating earnings adjusted for amortization of core deposit intangibles							
Operating earnings	$ 29,952	$ 32,213	$ 29,730	$ 22,928	$ 21,188	$ 62,165	$ 25,322
Adjustments:							
Plus: Amortization of core deposit intangibles	2,438	2,447	2,451	2,451	2,451	4,885	4,902
Less: Tax benefit at the statutory rate	512	514	515	515	515	1,026	1,030
Operating earnings adjusted for amortization of core deposit intangibles	31,878	34,146	31,666	24,864	23,124	66,024	29,194

	For the Quarter Ended					For the Year Ended	
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
	(Dollars in thousands)						
Average Tangible Common Equity							
Total average stockholders' equity	$ 1,254,371	$ 1,224,294	$ 1,196,274	$ 1,177,882	$ 1,155,798	$ 1,239,415	$ 1,142,626
Adjustments:							
Average goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)
Average core deposit intangibles	(54,471)	(56,913)	(59,010)	(61,666)	(64,151)	(55,685)	(65,296)
Average tangible common equity	$ 829,060	$ 796,541	$ 766,424	$ 745,376	$ 720,807	$ 812,890	$ 706,490
Operating return on average tangible common equity[1]	15.42%	17.39%	16.44%	13.27%	12.90%	16.38%	8.31%

[1] Annualized ratio.

29

Reconciliation of Non-GAAP Financial Measures

	For the Quarter Ended					For the Year Ended	
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
	(Dollars in thousands)						
Efficiency ratio	52.42%	49.62%	62.52%	48.12%	46.02%	51.01%	46.76%
Net interest income	$ 67,131	$ 65,635	$ 66,766	$ 65,870	$ 65,757	$ 132,766	$ 133,162
Noninterest income	12,456	14,172	9,012	9,795	21,290	26,628	28,537
Plus: Loss (gain) on sale of securities available for sale, net	-	-	256	8	(2,879)	-	(2,879)
Operating noninterest income	12,456	14,172	9,268	9,803	18,411	26,628	25,658
Noninterest expense	41,717	39,597	47,373	36,408	40,061	81,314	75,606
Less: Severance payments	627	-	-	-	-	627	-
Less: Debt extinguishment costs	-	-	9,746	-	1,561	-	1,561
Operating noninterest expense	$ 41,090	$ 39,597	$ 37,627	$ 36,408	$ 38,500	$ 80,687	$ 74,045
Operating efficiency ratio	51.63%	49.62%	49.49%	48.11%	45.74%	50.62%	46.62%

[1] Annualized ratio.

	For the Quarter Ended				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
	(Dollars in thousands, except per share data)				
Adjusted net interest margin					
Net interest income	$ 67,131	$ 65,635	$ 66,766	$ 65,870	$ 65,757
Less: Loan accretion	$ 1,536	$ 1,911	$ 2,652	3,953	3,134
Less: Deposit premium amortization	$ 34	$ 76	$ 89	110	263
Adjusted net interest income	$ 65,561	$ 63,648	$ 64,025	$ 61,807	$ 62,360
Total interest-earning assets	$8,659,059	$8,257,048	$8,065,652	$7,899,837	$8,001,485
Adjusted net interest margin	3.03%	3.12%	3.15%	3.10%	3.13%

30

Veritex Holdings, Inc.